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                                                                    Exhibit 21.1

Subsidiaries of the Registrant

          Name of Subsidiary                        State of Organization
          ------------------                        ---------------------
Rushmore Securities Corporation                              Texas
RushTrade.com, Inc.                                          Texas
Rushmore Investment Management Corporation                   Texas
Rushmore Insurance Services, Inc.                            Texas
Rushmore Insurance Services, Inc.                            Delaware
Rushmore Realty Advisors, Inc.                               Texas
RushTrade Software Services, Inc.                            Texas
Rushmore Agency of Arizona, Inc.                             Arizona


All subsidiaries are wholly owned and conduct business in their legal names.

Rushmore Insurance Services, Inc. (a Texas corporation) and Rushmore Insurance Services, Inc. (a Delaware corporation) are owned by D. M. (Rusty) Moore, Jr. and are treated as affiliates of the Registrant.